CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm in the Registration Statement on Form N-1A of AG Mid Cap Core Fund, AG Mid Cap Growth Fund, AG Multi Cap Growth Fund, and AG Small Cap Core Fund, each a separate series of shares of BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the above mentioned Funds under "Independent Registered Public Accounting Firm."


                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                           ------------------------------------
                                               BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2008